UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 12, 2010

MEDICINOVA, INC.

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	001-33185	33-0927979
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4350 LA JOLLA VILLAGE DRIVE, SUITE 950, SAN DIEGO, CA	92122
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 373-1500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 12, 2010, Mr. Hideki Nagao resigned from the Board of Directors of MediciNova, Inc. (“MediciNova”), effective at the conclusion of the meeting of MediciNova’s Board of Directors held on such date. Prior to his resignation, Mr. Nagao also served on MediciNova’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Mr. Nagao advised MediciNova that his decision to resign from the Board of Directors and its committees was not because of any disagreement with MediciNova on any matter relating to its operations, policies or practices but rather based solely on his desire to pursue other interests. Mr. Nagao is replaced on the Audit Committee and Nominating and Corporate Governance Committee by Mr. Hiroaki Shigeta, who joined the Board of Directors in September 2009, and on the Compensation Committee by Dr. Jeff Himawan, Chairman of the Board of Directors. In addition, Dr. Himawan has replaced Ms. Arlene Morris on MediciNova’s Nominating and Corporate Governance Committee. Ms. Morris remains a member of MediciNova’s Audit Committee and Compensation Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICINOVA, INC.

Date: January 19, 2010	By:	/s/ SHINTARO ASAKO
	Name:	Shintaro Asako
	Title:	Chief Financial Officer